Exhibit 10.27

THE ROWE COMPANIES

2003 STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

ISO NO.

This option was granted December 1, 2003 by The Rowe Companies (the “Corporation”) to                      (“Optionee”), in accordance with the following terms and conditions:

1. Option Grant and Exercise Period. The Corporation has granted to the Optionee an option (the “Option”) to purchase, pursuant to The Rowe Companies 2003 Stock Option and Incentive Plan (the “Plan”) and this Agreement, an aggregate of                  (the “Option Shares”) of the common stock of the Corporation, par value $1.00 per share (“Common Stock”), at the price of $  .         per share (The “Exercise Price”).

This Option shall be exercisable only during the period (the “Exercise Period”) commencing on [Grant Date] (the “Commencement Date”), and ending on the earlier of 5:00 p.m., Elliston, Virginia time on                     , the date ten years after the date of grant, such later time and date being referred to as the “Expiration Date,” or the date specified in Section 5, whichever shall first occur. During the Exercise Period, this Option shall be exercisable at any time. A Copy of the Plan, as currently in effect is incorporated by reference and is attached to this Agreement.

2. Method of Exercise of this Option. This Option may be exercised at any time during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the Committee and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft or money order payable the Corporation, or (ii) by delivering shares of Common Stock already owned by the Optionee having a “Market Value” equal to the applicable Exercise Price, or (iii) a combination of cash and such shares; provided, however that the exercise of this Option through the delivery of shares of Common Stock, in whole or in part, by an Optionee who is, or within the preceding six months was, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, shall only be made or become effective during any period beginning on the third

ISO - 1

business day following the release of a summary statement of the Corporation’s quarterly or annual sales and earnings and ending on the twelfth business day following such date. Payment instruments shall be received by the Corporation subject to collection. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee, (or such other person), or upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

3. Delivery and Registration of Shares of Common Stock. The Corporation’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act of 1933 or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

4. Non-transferability of this Option. This Option may not be assigned, encumbered, or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee’s lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution.

5. Termination of Service or Death of the Optionee. Except as provided in the second or third paragraphs of this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he or she exercises this Option, has maintained Continuous Service from the Grant Date to the date of exercise, which exercise date must be on or prior to the Expiration Date.

If the Optionee shall cease to maintain Continuous Service for any reason (including total or partial disability and normal (except as provided below) or early retirement, but excluding death and termination of employment by the Corporation or any

ISO - 2

Affiliate for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option. Notwithstanding the foregoing, if the Optionee ceases to maintain Continuous Service due to normal retirement (i.e. after attaining the age of 65 years) and the Optionee has served the Corporation or an Affiliate for at least ten years, then this Option may be exercised during the five year period immediately following cessation of Continuous Service but not later than the Expiration Date. The Optionee recognizes that if this Option becomes exercisable for the extended period set forth in the preceding sentence, but is not fully exercised within three months after cessation of Continuous Service as an Employee (other than on account of death), this Option shall cease to qualify as an Incentive Stock Option and shall for tax purposes be treated as Non-Qualified Stock Option. If the Optionee is terminated for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

In the event of the death of the Optionee while in Continuous Service of the Corporation or an Affiliate or during the three month or five year period referred to in the immediately preceding paragraph, whichever is applicable, the person to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option at any time immediately prior to his or her death, exercise this Option at any time within one year following the death of the Optionee, but in no event after the Expiration Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution, the amount by which the Market Value per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

6. Notice of Sale. The Optionee or any person to whom the Option or the Option Shares shall be transferred by will or by the laws of descent and distribution promptly shall give notice to the Corporation in the event of the sale or other disposition of Option Shares within the later of (i) two years from the date of grant of this Option or (ii) one year from the date of exercise of any portion of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 11 below.

7. Adjustments for Change in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

ISO - 3

8. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing corporation and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions as contained in the articles of incorporation of the Corporation, to receive the appraised or fair market value of their holdings) the Optionee shall have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been properly exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee. To the extent of the exercise of such right by the Optionee this Option shall not qualify as an Incentive Stock Option but shall be treated for tax purposes as a Non-Qualified Stock Option.

9. Stockholders’ Rights not Granted by this Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

10. Withholding Tax. Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee’s compensation payable by the Corporation or any Affiliate to satisfy its withholding obligation, as determined in the sole discretion of the Corporation, subject to applicable federal, state and local law.

11. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of The Rowe Companies, 2121 Gardner Street, Elliston, Virginia 24087. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or the Optionee, as the case may be.

ISO - 4

12. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his or her legal representatives with regard to any question arising under this Agreement or under the Plan.

13. Optionee Service. Nothing in this Option shall limit the rights of the Corporation or any of its Affiliates to terminate the Optionee’s service as an employee, officer or director or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

14. Disqualification Events. This Option does not set forth all of the events and circumstances that could result in the failure of this Option or any part hereof to qualify as an Incentive Stock Option for tax purposes or that could result in this Option or any portion hereof to become disqualified as an Incentive Stock Option for tax purposes, in either case resulting in this Option or a portion hereof being deemed a Non-Qualified Stock Option for tax purposes.

15. Optionee Acceptance. The Optionee shall signify his or her acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy of this Agreement to the Corporation as the address set forth in Section 11 above.

ISO - 5

IT WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE ROWE COMPANIES

BY:
Gerald M. Birnabach
Chairman of the Board and President

ATTEST:

Deborah C. Jacks

ACCEPTED:

«NAME»

(Street Address)

(City, State and Zip Code)

(Social Security Number)